Exhibit 99.1

Emerge Energy Services Announces Fourth Quarter and Year End 2013 Results

Southlake, Texas — March 13, 2014 — Emerge Energy Services LP (“Emerge Energy”) today announced fourth quarter and year end 2013 financial and operating results.

Highlights

•                  Adjusted EBITDA of $24.6 million for the three months ended December 31, 2013.

•                  Distributable cash flow of $22.1 million for the three months ended December 31, 2013.

•                  Cash available for distribution of $23.2 million, or $1.00 per unit, for the three months ended December 31, 2013.

•                  Full quarter sales of 765,000 tons of sand, 98% of which was Northern White Sand.

•                  Average utilization of over 65% of capacity at our Barron facility.

Overview

Emerge Energy reported net income of $14.0 million, or $0.58 per diluted unit for the three months ended December 31, 2013.  For that same period, Emerge Energy reported Adjusted EBITDA of $24.6 million and distributable cash flow of $22.1 million.  Net income and Adjusted EBITDA for the three months ended December 31, 2012, were $2.9 million and $8.9 million, respectively.  For the year ended December 31, 2013, Emerge Energy reported net income, net income per diluted unit, and Adjusted EBITDA of $35.2 million, $0.92, and $85.2 million, respectively.  Net income and Adjusted EBITDA for the year ended December 31, 2012, were $17.2 million and $38.6 million, respectively.  Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures that Emerge Energy uses to assess its performance on an ongoing basis.

Previously, Emerge Energy declared a distribution of $1.00 per unit for the fourth quarter of 2013, which includes $0.05 of distributable cash flow that was reserved in the third quarter. This total distribution represents a 16% increase over the third quarter distribution of $0.86 per unit.

“We at Emerge Energy are very proud of our results in our first year as a public company,” said Ted W. Beneski, Chairman of the Board of Directors of the general partner of Emerge Energy.  “Our fourth quarter distribution was extremely strong, with $1.00 per unit representing a 61% increase over the initial $0.62 per quarter distribution in our prospectus and is 43% higher than our $2.80 run rate that we had anticipated for the fourth quarter.  Barron has exceeded our expectations, New Auburn remains sold out, and our fuel division has been able to have one of its best years thanks to stronger margins in our wholesale business.  Our mantra of high-quality assets, customer-focused services, continuous operational improvement, and efficient use of personnel and capital continues to pay dividends for Emerge Energy and its investors.”

“Our Wisconsin sand operations are performing very well,” added Rick Shearer, CEO of Emerge Energy.  “This year we will be bringing two new mine and wet plant complexes online, which should reduce our per unit operating costs and further allow us to maintain the high quality of our product.  On the sales side, while our two anchor customers are collectively ordering well in excess of their combined volumes at the time of our IPO, we have expanded to a total of 25 regularly ordering customers, and have more than doubled the percentage of sales outside our original anchor customers.  In order to meet the overwhelming demand for our sand, we are well down the road in permitting two new sites in Wisconsin that will potentially put us on a third Class One railway as early as the fourth quarter of this year.  Our logistics offerings continue to grow, as we are currently putting into place three new transload sites, bringing us to a total of 15; and, over the next twelve months, we expect to have doubled our railcar fleet as we accept delivery of nearly 3,000 additional cars under lease this year.  While we did experience some slowdowns in sales during the year’s severe winter storms and their aftermath, this was due wholly to waiting on deliveries of railcars.  Our fully enclosed dry plants were able to operate in the coldest of conditions this winter, and we did not experience any weather-related service interruptions in our operations.

“Our fuel segment ended with a stellar quarter and turned in an Adjusted EBITDA well in excess of our expectations.  Despite lower RINs pricing, wholesale margins continue to be very robust thanks to the efforts of our teams in Euless and Birmingham.  Our terminalling operations continue to improve as well, and we have taken delivery of the first several shipments of refined products on the Colonial pipeline, which means that we can retain additional margin that we would normally pay other shippers.  While we believe that the fuel segment should continue to have more normalized Adjusted EBITDA in the future, so far this year, it continues to perform extremely well and we anticipate another strong quarter when we report to you again in May.”

Conference Call

Emerge Energy will host its 2013 fourth quarter and year-end results conference call later today, Thursday, March 13, 2014 at 3 p.m. CDT. Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing (866) 515-2910 or (617) 399-5124 and entering pass code 20031865. An audio webcast of the call will be available at www.emergelp.com within the Investor Relations portion of the website under the Presentations section. A replay will be available by audio webcast and teleconference from 7:00 p.m. CDT on March 13 through 10:59 p.m. CDT on April 10, 2014. The replay teleconference will be available by dialing (888) 286-8010 or (617) 801-6888 and the reservation number 90355677.

Operating Results

The following table summarizes our unaudited consolidated operating results for the three and twelve months ended December 31, 2013 and 2012 (in thousands).

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2013	2012	2013	2012

REVENUES	$246,030	$171,664	$873,255	$624,096
OPERATING EXPENSES
Cost of goods sold	214,927	160,199	767,911	575,408
Depreciation, depletion and amortization	6,362	2,561	20,828	9,119
Selling, general and administrative expenses	9,439	2,578	26,835	10,256
IPO transaction-related costs	—	—	10,966	—
Total operating expenses	230,728	165,338	826,540	594,783
Income from operations	15,302	6,326	46,715	29,313
OTHER EXPENSE (INCOME)
Interest expense	1,525	2,792	10,833	11,055
Loss on early extinguishment of debt	—	—	907	377
Other	(304)	643	(581)	605
Total other expense	1,221	3,435	11,159	12,037
Income before provision for taxes	14,081	2,891	35,556	17,276
Provision for taxes	90	20	386	81
NET INCOME	$13,991	$2,871	$35,170	$17,195
ADJUSTED EBITDA (a)	$24,626	$8,949	$85,191	$38,574

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income.

Sand Segment

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2013	2012	2013	2012

REVENUES	$53,796	$18,966	$167,768	$66,697
OPERATING EXPENSES
Cost of goods sold	30,224	9,127	91,416	27,405
Depreciation, depletion and amortization	2,786	1,853	10,458	6,377
Selling, general and administrative expenses	3,652	1,290	10,556	5,531
Segment income	$17,134	$6,696	$55,338	$27,384
Volume of sand sold (tons in thousands):
Barron, Wisconsin facility	384	12	1,205	12
New Auburn, Wisconsin facility	364	328	1,331	1,061
Kosse, Texas facility	17	13	115	149
Total volume of sand sold	765	353	2,651	1,222

For the quarter ended December 31, 2013, Emerge Energy sold 765,000 tons of sand, 748,000 of which were sold from its Wisconsin facilities.  The New Auburn facility sold 364,000 tons, compared to 328,000 tons for the same period in 2012, while the Barron facility sold 384,000 tons, compared to 12,000 tons for the same period in 2012.  The Barron facility did not commence operations until the later half of December 2012.  Sand segment income was $17.1 million for the fourth quarter 2013, compared to $6.7 million for the same quarter in 2012.  This 155% increase in segment income was due to the significant ramp up of sales at our Barron facility and an increase of sales from our transload facilities, offset by increased costs at our Barron facility and segment selling, general and administrative costs.

Fuel Segment

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2013	2012	2013	2012

REVENUES	$192,234	$152,698	$705,487	$557,399
OPERATING EXPENSES
Cost of goods sold	184,703	151,072	676,495	548,003
Depreciation, depletion and amortization	3,575	708	10,369	2,742
Selling, general and administrative expenses	1,767	1,203	6,057	4,643
Segment income (loss)	$2,189	$(285)	$12,566	$2,011
Volume of refined fuels sold (gallons in thousands)	63,413	48,645	224,484	176,451
Volume of terminal throughput (gallons in thousands)	55,851	42,351	207,280	182,573
Volume of transmix refined (gallons in thousands)	32,421	5,617	91,813	23,992
Refined transmix as a percent of total refined fuels sold	51.1%	11.5%	40.9%	13.6%

For the quarter ended December 31, 2013, Emerge Energy sold 63 million gallons of refined fuel, compared to 49 million gallons for the same period last year, and had additional third-party volume of 56 million gallons pass through its terminals, compared to 42 million gallons for the same period last year.  Emerge Energy refined 32 million gallons of transmix for the three months ended December 31, 2013, compared to 6 million gallons for the same period last year.  The increase in volumes was primarily due to the acquisition of Direct Fuels, which Emerge Energy acquired at the close of its IPO on May 14, 2013.  Segment income for Fuel was $2.2 million for the fourth quarter, compared to a segment loss of $0.3 million for the comparable quarter in 2012.  This increase in segment income was due, in part, to the acquisition of Direct Fuels, general improvement in fuel-rated margins, and negative effects from Hurricane Sandy in 2012 that did not repeat in 2013.

Capital Expenditures

For the three months ended December 31, 2013, our capital expenditures totaled $2.8 million.  This includes approximately $0.8 million of maintenance capital expenditures.

Distributable Cash Flow

For the three months ended December 31, 2013, Emerge Energy generated $22.1 million in Distributable Cash Flow.  Our Board of Directors released $1.2 million of the $3.5 million of distributable cash flow from a reserve established in the third quarter.  On January 25, 2014, we announced the distribution of $1.00 per unit, which was paid on February 14, 2014 to common unitholders of record on February 6, 2014.

About Emerge Energy Services LP

Emerge Energy Services LP (NYSE: EMES) is a growth-oriented limited partnership engaged in the businesses of mining, producing, and distributing silica sand, a key input for the hydraulic fracturing of oil and gas wells.  Emerge Energy also processes transmix, distributes refined motor fuels and biodiesel, operates bulk motor fuel storage terminals, and provides complementary services.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements.” These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “will,” “expect,” “anticipate,” or “estimate.” These forward-looking statements involve risks and uncertainties, and there can be no assurance that actual results will not differ materially from those expected by management of Emerge Energy Services LP.   When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the registration statement filed with the SEC in connection with our initial public offering. The risk factors and other factors noted in the registration statement could cause our actual results to differ materially from those contained in any forward-looking statement.  Except as required by law, Emerge Energy Services LP does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur after the date hereof.

PRESS CONTACT

Robert Lane

(817) 865-2541

EMERGE ENERGY SERVICES LP

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands except per unit data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2013	2012	2013	2012

REVENUES	$246,030	$171,664	$873,255	$624,096
OPERATING EXPENSES
Cost of goods sold	214,927	160,199	767,911	575,408
Depreciation, depletion and amortization	6,362	2,561	20,828	9,119
Selling, general and administrative expenses	9,439	2,578	26,835	10,256
IPO transaction-related costs	—	—	10,966	—
Total operating expenses	230,728	165,338	826,540	594,783
Income from operations	15,302	6,326	46,715	29,313
OTHER EXPENSE (INCOME)
Interest expense	1,525	2,792	10,833	11,055
Loss on early extinguishment of debt	—	—	907	377
Other	(304)	643	(581)	605
Total other expense	1,221	3,435	11,159	12,037
Income before provision for taxes	14,081	2,891	35,556	17,276
Provision for taxes	90	20	386	81
NET INCOME	$13,991	$2,871	$35,170	$17,195
Less Predecessor net income before May 14, 2013			13,124
Net income from May 14, 2013 through December 31, 2013			$22,046
Earnings per common unit (basic)	$0.58		$0.92
Earnings per common unit (diluted)	$0.58		$0.92
Weighted average number of common units outstanding including participating securities (basic)	24,015,662		24,015,662
Weighted average number of common units outstanding (diluted)	24,023,891		24,022,057

EMERGE ENERGY SERVICES LP

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

	December 31, 2013	December 31, 2012

ASSETS
Current Assets:
Cash and cash equivalents	$2,167	$1,467
Restricted cash and equivalents	6,188	—
Trade and other receivables, net	49,645	26,781
Inventories	41,320	22,848
Direct financing lease receivable	555	1,579
Prepaid expenses and other current assets	4,515	2,602
Total current assets	104,390	55,277
Property, plant and equipment, net	146,131	131,414
Intangible assets, net	39,415	1,426
Goodwill	29,264	—
Other assets, net	3,816	7,672
Total assets	$323,016	$195,789

LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Accounts payable	$36,096	$27,622
Accrued liabilities	17,274	8,079
Current portion of long-term debt	233	9,321
Current portion of capital lease liability	3,469	1,548
Advances from customers	—	4,043
Total current liabilities	57,072	50,613
Long-term debt, net of current portion	93,809	129,641
Capital lease liability, net of current portion	—	5,428
Asset retirement obligations	1,414	690
Total liabilities	152,295	186,372
Commitments and contingencies
Partners’ Equity:
Predecessor members’ equity	—	9,417
General partner	—	—
Limited partner common units	170,721	—
Total partners’ equity	170,721	9,417
Total liabilities and partners’ equity	$323,016	$195,789

Adjusted EBITDA and Distributable Cash Flow

We define Adjusted EBITDA generally as: net income plus interest expense, income tax expense, depreciation, depletion and amortization expense, non-cash charges and losses that are unusual or non-recurring less interest income, income tax benefits and gains that are unusual or non-recurring.  We report Adjusted EBITDA (which as defined includes certain other adjustments, none of which impacted the calculation of Adjusted EBITDA herein) to our lenders under our new revolving credit facility in determining our compliance with the interest coverage ratio test and certain senior consolidated indebtedness to Adjusted EBITDA tests thereunder. Adjusted EBITDA should not be considered as an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP.  The following table (in thousands) reconciles net income to Adjusted EBITDA.

	Three Months		Twelve Months
	Ended		Ended
	December 31,		December 31,
	2013	2012	2013	2012
Reconciliation of net income to Adjusted EBITDA:
Net income	$13,991	$2,871	$35,170	$17,195
Depreciation, depletion and amortization expense	6,362	2,561	20,828	9,119
Provision for income taxes	90	20	386	81
Interest expense	1,525	2,792	10,833	11,055
IPO transaction-related costs	—	—	10,966	—
Equity-based compensation expense	2,213	—	5,734	—
Loss (gain) on extinguishment of debt	—	—	907	377
Other income	(304)	643	(581)	605
Provision for doubtful accounts	(10)	87	190	170
Loss (gain) on disposal of equipment	759	(25)	755	(28)
Accretion of asset retirement obligations	—	—	3	—
Adjusted EBITDA	$24,626	$8,949	$85,191	$38,574

We define distributable cash flow generally as net income plus (i) non-cash net interest expense, (ii) depreciation, depletion and amortization expense, (iii) non-cash charges, and (iv) selected losses that are unusual or non-recurring; less (v) selected principal repayments, (vi) selected gains that are unusual or non-recurring, and (vii) maintenance capital expenditures. In addition, our Board of Directors utilizes reserves for future capital expenditures, compliance with law or debt agreements, and to provide funds for distributions to unitholders in respect to any one or more of the next four quarters. Distributable cash flow does not reflect changes in working capital balances.

Three Months Ended December 31, 2013
Net income	$13,991

Add (less) reconciling items post-IPO:
Add depreciation, depletion and amortization expense	6,362
Add amortization of deferred financing costs	206
Add income taxes accrued	60
Add equity-based compensation expense	2,187
Add provision for doubtful accounts	(10)
Add loss on disposal of assets	759
Less cash distribution on participating securities	(685)
Less maintenance capital expenditures	(811)

Distributable cash flow	$22,059
Add partial reserve for planned capital expenditures	1,161
Cash available for distribution	$23,220